Exhibit 7.01

JOINT FILING AGREEMENT

The undersigned hereby agree that this Statement on Schedule 13D, dated the date hereof, with respect to the shares of common stock of Innotrac Corporation is, and any amendments thereto signed by the undersigned shall be, filed on behalf of each of the undersigned pursuant to, and in accordance with, the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: November 25, 2013

BLUE EAGLE HOLDINGS, L.P.

/s/ Merrick Elfman
Merrick Elfman, President of Blue Eagle Holdings, L.P.

BLUE EAGLE ACQUISITION SUB, INC.

/s/ Merrick Elfman
Merrick Elfman, President of Blue Eagle Acquisition Sub, Inc.

BLUE EAGLE GP, LLC

/s/ Merrick Elfman
Merrick Elfman, President of Blue Eagle GP, LLC

STERLING CAPITAL PARTNERS IV, L.P.

By: SC Partners IV, L.P., its General Partner
By: Sterling Partners IV, LLC, its General Partner

/s/ Merrick Elfman
Merrick Elfman, Managing Director of Sterling Partners IV, LLC

SC PARTNERS IV, L.P.

By: Sterling Partners IV, LLC, its General Partner

/s/ Merrick Elfman
Merrick Elfman, Managing Director of Sterling Partners IV, LLC

STERLING CAPITAL PARTNERS IV, LLC

/s/ Merrick Elfman
Merrick Elfman, Managing Director of Sterling Partners IV, LLC

DOUGLAS L. BECKER

/s/ M. Avi Epstein, as attorney-in-fact for Douglas L. Becker
M. Avi Epstein, attorney-in-fact for Douglas L. Becker

ERIC D. BECKER

/s/ M. Avi Epstein, as attorney-in-fact for Eric D. Becker
M. Avi Epstein, attorney-in-fact for Eric D. Becker

MERRICK ELFMAN

/s/ Merrick Elfman

R. CHRISTOPHER HOEHN-SARIC

/s/ M. Avi Epstein, as attorney-in-fact for R. Christopher Hoehn-Saric
M. Avi Epstein, attorney-in-fact for R. Christopher Hoehn-Saric

STEVEN M. TASLITZ

/s/ M. Avi Epstein, as attorney-in-fact for Steven M. Taslitz
M. Avi Epstein, attorney-in-fact for Steven M. Taslitz